UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 13, 2014

GOVERNMENT PROPERTIES INCOME TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-34364	26-4273474
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-219-1440

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On August 13, 2014, Government Properties Income Trust, or the Company, agreed to sell $350.0 million aggregate principal amount of its 3.75% Senior Notes due 2019, or the Notes, in an underwritten public offering.  The Notes are expected to be issued and delivered on or about August 18, 2014. In connection with the issuance of the Notes, the Company will enter into an indenture with U.S. Bank National Association, or the indenture, to be dated on or about such issuance date. The Notes will be issued under a separate supplemental indenture to that indenture, to be dated on or about such issuance date, or the supplemental indenture. The Notes will be senior unsecured obligations of the Company.

The indenture, as supplemented by the supplemental indenture, will contain a number of financial ratio covenants which will generally restrict the Company’s ability to incur debts, including debts secured by mortgages on the Company’s properties or other secured debt, in excess of calculated amounts, and will require the Company to maintain a minimum ratio of unencumbered assets to unsecured debt.  The indenture, as supplemented by the supplemental indenture, will also provide for acceleration of payment of the Notes upon the occurrence and continuation of certain events of default, including cross-default provisions to other debts of $25.0 million or more.  Such covenants and events of default will be more fully described in the indenture and the supplemental indenture.

The foregoing descriptions of the indenture and the supplemental indenture, including the description of covenants and events of default to be contained therein, are not complete and are subject to and qualified in their entireties by reference to the indenture and the supplemental indenture, forms of which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

The Company intends to use the aggregate estimated $344.7 million of net proceeds (after deducting the underwriting discount and other estimated offering expenses payable by the Company) from this offering to repay the $149.8 million remaining outstanding principal amount of the $500.0 million term loan the Company entered into in July 2014 and to reduce amounts outstanding under its revolving credit facility.

A prospectus supplement relating to the Notes will be filed with the Securities and Exchange Commission, or the SEC.  This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS CURRENT REPORT ON FORM 8-K CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER THE COMPANY USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, OR SIMILAR EXPRESSIONS, IT IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON THE COMPANY’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR FOR VARIOUS REASONS, INCLUDING SOME REASONS WHICH ARE BEYOND THE COMPANY’S CONTROL.  FOR EXAMPLE:

•                  THIS REPORT STATES THAT THE COMPANY EXPECTS TO ISSUE AND DELIVER THE NOTES ON OR ABOUT AUGUST 18, 2014. IN FACT, THE ISSUANCE AND DELIVERY OF THESE NOTES IS SUBJECT TO VARIOUS CONDITIONS AND CONTINGENCIES AS ARE CUSTOMARY IN UNDERWRITING AGREEMENTS IN THE UNITED STATES. IF THESE CONDITIONS ARE NOT SATISFIED OR THE SPECIFIED CONTINGENCIES DO NOT OCCUR, THIS OFFERING MAY BE DELAYED OR MAY NOT BE COMPLETED.

•                  THE COMPANY’S CURRENT INTENT TO REPAY AMOUNTS OUTSTANDING UNDER ITS TERM LOAN AND REDUCE AMOUNTS OUTSTANDING UNDER THE COMPANY’S REVOLVING CREDIT FACILITY WITH THE NET PROCEEDS OF THIS OFFERING IS DEPENDENT ON THE COMPLETION OF THE OFFERING AND MAY NOT OCCUR.

FOR THESE REASONS, AMONG OTHERS, YOU SHOULD NOT PLACE UNDUE RELIANCE UPON THE COMPANY’S FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, THE COMPANY DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

1.1

Underwriting Agreement, dated as of August 13, 2014, between Government Properties Income Trust and the underwriters named therein, pertaining to $350,000,000 in aggregate principal amount of 3.75% Senior Notes due 2019.

4.1	Form of Indenture between Government Properties Income Trust and U.S. Bank National Association.

4.2	Form of Supplemental Indenture No. 1 between Government Properties Income Trust and U.S. Bank National Association, including the form of 3.75% Senior Note due 2019.

5.1	Opinion of Sullivan & Worcester LLP.

5.2	Opinion of Saul Ewing LLP.

8.1	Opinion of Sullivan & Worcester LLP re: tax matters.

12.1	Computation of Ratio of Earnings to Fixed Charges.

12.2	Computation of Pro Forma Ratio of Earnings to Fixed Charges.

23.1	Consent of Sullivan & Worcester LLP (contained in Exhibits 5.1 and 8.1).

23.2	Consent of Saul Ewing LLP (contained in Exhibit 5.2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOVERNMENT PROPERTIES INCOME TRUST

	By:	/s/ Mark L. Kleifges
	Name:	Mark L. Kleifges
	Title:	Treasurer and Chief Financial Officer

Date: August 13, 2014